Exhibit 23.1

FLETCHER SPAGHT, INC.

March 29, 2007

We hereby consent to the use of our firm’s name, Fletcher Spaght, Inc., in the Annual Report on Form 10-K to be filed by VeriChip Corporation (Commission File Number 001-33297) with the Securities and Exchange Commission and any amendments thereto, and to the inclusion therein of the references to our study commissioned by VeriChip Corporation.

Very truly yours,

FLETCHER SPAGHT, INC.

By:.	/s/ R John Fletcher
	Name:	R John Fletcher
	Title:	Chief Executive Officer

222 BERKELEY STREET	BOSTON, MA 02116-3761	(617) 247-6700	FAX (617) 247-7757